UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 25, 2012

Date of Report (Date of earliest event reported)

STEC, INC.

(Exact name of registrant as specified in its charter)

California	000-31623	33-0399154
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3001 Daimler Street

Santa Ana, California 92705-5812

(Address of principal executive offices) (Zip Code)

(949) 476-1180

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Certifying Accountant

(b) New Independent Registered Public Accounting Firm

On September 25, 2012, the Audit Committee of STEC, Inc. (the “Company”) approved the appointment of Ernst & Young (“EY”) as the Company’s independent registered public accounting firm.

During the Company’s two most recent fiscal years and the subsequent interim period through September 25, 2012, neither the Company nor anyone operating on its behalf has consulted with EY regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement of the type described in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event” involving the Company, as described in Item 304(a)(1)(v) of Regulation S-K. Furthermore, EY has not provided the Company a written report or oral advice that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

During the Company’s two most recent fiscal years and the subsequent interim period through September 25, 2012, EY had been engaged by the Company to provide the Company with tax services, including routine tax advice and related tax planning and advisory services in connection with the preparation of the Company’s tax returns, as well as the review of the Company’s quarterly tax provision calculations and transfer pricing policies. In approving the selection of EY as the Company’s independent registered public accounting firm, the Audit Committee considered these services previously provided by EY and concluded that such services would not adversely affect the independence of EY.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release of STEC, Inc. dated September 26, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEC, Inc.

	By:	/s/ Robert M. Saman
Date: September 26, 2012		Robert M. Saman
Chief Legal Officer, General Counsel and Secretary